Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Second Quarter Fiscal 2018 Results of Operations

Highlights

•	Korn Ferry reports record fee revenue of $443.0 million in Q2 FY’18 driven by organic growth in all three lines of business as compared to Q2 FY’17:

Futurestep	16.7%
Executive Search	13.2%
Hay Group	5.9%

•	Operating income was $51.2 million in Q2 FY’18 with an operating margin of 11.6%. Adjusted EBITDA was $69.6 million with Adjusted EBITDA margin of 15.7%.

•	Q2 FY’18 diluted earnings per share was $0.64 compared to diluted earnings per share of $0.52 in Q2 FY’17. Adjusted diluted earnings per share was $0.67 in Q2 FY’18, compared to adjusted diluted earnings per share in Q2 FY’17 of $0.59.

•	The Company continued to return capital to stockholders during the quarter, paying $5.7 million in dividends and repurchasing $25.2 million worth of its outstanding shares.

•	The Company declared a quarterly dividend of $0.10 per share on December 6, 2017 payable on January 12, 2018 to stockholders of record on December 20, 2017.

Los Angeles, CA, December 6, 2017 – Korn/Ferry International (NYSE: KFY), the preeminent global people and organizational advisory firm, today announced record fee revenue of $443.0 million for its second quarter of fiscal 2018. In addition, second quarter diluted earnings per share was $0.64 and adjusted earnings per share was $0.67. Adjusted diluted earnings per share for the second quarter excluded $1.5 million, or $0.03 per share, mainly driven by integration/acquisition costs net of related taxes.

“I am pleased to report fee revenue of $443 million, an all-time high, up 10% year over year for our recently completed second quarter. Profits were solid, with diluted earnings per share and adjusted diluted earnings per share of $0.64 and $0.67 and Adjusted EBITDA of approximately $70 million,” said Gary D. Burnison, CEO of Korn Ferry. “Korn Ferry has evolved into a full-fledged consulting firm, with offerings that span search, organizational advisory services, strategy execution, leadership development, compensation and rewards and more. The acquisitions we have made over the years, the talent we have brought on board and our relentless focus on solutions aligned toward our clients’ business outcomes are making a notable impact. I look forward to what the future holds as we enter calendar year 2018.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$443.0	$401.9	$844.3	$777.5
Total revenue	$455.5	$415.0	$870.4	$807.9
Operating income	$51.2	$46.5	$92.0	$51.1
Operating margin	11.6%	11.6%	10.9%	6.6%
Net income attributable to Korn Ferry	$36.3	$30.2	$65.4	$33.4
Basic earnings per share	$0.65	$0.53	$1.16	$0.59
Diluted earnings per share	$0.64	$0.52	$1.15	$0.58

EBITDA Results (b):	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$67.4	$57.5	$123.9	$77.7
EBITDA margin	15.2%	14.3%	14.7%	10.0%

Adjusted Results (c):	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted fee revenue	$443.0	$401.9	$844.3	$781.1
Adjusted EBITDA (b)	$69.6	$63.3	$128.9	$119.7
Adjusted EBITDA margin (b)	15.7%	15.7%	15.3%	15.3%
Adjusted net income attributable to Korn Ferry	$37.8	$34.1	$69.0	$63.6
Adjusted basic earnings per share	$0.68	$0.60	$1.23	$1.12
Adjusted diluted earnings per share	$0.67	$0.59	$1.21	$1.11

(a)	Numbers may not total due to rounding.
(b)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring (recoveries) charges, net and integration/acquisition costs and includes the FY’17 deferred revenue adjustment related to the acquisition of HG (Luxembourg) S.à.r.l (“Legacy Hay”). EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Integration/acquisition costs	$2.4	$5.8	$5.0	$13.8
Restructuring (recoveries) charges, net	$(0.2)	$—	$0.1	$24.5
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$—	$—	$3.5
Write-off of debt issuance costs	$—	$—	$—	$1.0

The Company reported record fee revenue in Q2 FY’18 of $443.0 million, an increase of $41.1 million or 10.2% (an increase of $35.9 million or 8.9% on a constant currency basis) compared to Q2 FY’17. The organic growth was driven by all three lines of business:

Futurestep	16.7%
Executive Search	13.2%
Hay Group	5.9%

Fee revenue growth in the quarter was partially offset by increased compensation and benefits as well as general and administrative expenses resulting in operating income and Adjusted EBITDA each growing 10% as compared to Q2 FY’17 and diluted earnings per share and Adjusted diluted earnings per share growing 23.1% and almost 13.6%, respectively, as compared to Q2 FY’17.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$176.8	$156.2	$338.0	$302.6
Total revenue	$180.6	$160.6	$346.4	$312.1
Operating income	$35.2	$37.4	$68.0	$64.4
Operating margin	19.9%	24.0%	20.1%	21.3%

Ending number of consultants	538	501	538	501
Average number of consultants	535	495	528	495
Engagements billed	3,723	3,486	5,752	5,312
New engagements (b)	1,578	1,509	3,171	2,955

EBITDA Results (c):	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$37.6	$39.0	$72.8	$67.9
EBITDA margin	21.3%	25.0%	21.5%	22.4%

Adjusted Results (d):	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted EBITDA (c)	$37.9	$39.0	$73.1	$70.7
Adjusted EBITDA margin (c)	21.5%	25.0%	21.6%	23.4%

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Restructuring charges, net	$0.3	$—	$0.3	$2.8

Fee revenue was $176.8 million in Q2 FY’18, an increase of $20.6 million or 13.2% (an increase of $18.6 million or 11.9% on a constant currency basis) compared to Q2 FY’17. The overall increase in fee revenue was attributable to higher fee revenue in the North American, EMEA and APAC regions.

Operating income was $35.2 million in Q2 FY’18 compared to $37.4 million in Q2 FY’17. Operating margin was 19.9% in Q2 FY’18 compared to 24.0% in the year-ago quarter. The decrease in operating income was due to increases in compensation expenses driven by an 8.4% increase in headcount and an increase in the amounts owed under certain deferred compensation plans. In addition, there were increases in general and administrative expenses due to unfavorable impact of foreign exchange rates and slightly higher bad debt expense.

Adjusted EBITDA was $37.9 million in Q2 FY’18 with an adjusted EBITDA margin of 21.5% compared to $39.0 million and 25.0%, respectively, in the year-ago quarter.

Selected Hay Group Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$200.0	$188.8	$379.4	$363.4
Total revenue	$203.8	$192.4	$387.1	$373.9
Operating income	$26.4	$22.9	$45.5	$15.2
Operating margin	13.2%	12.1%	12.0%	4.2%

Ending number of consultants (b)	594	563	594	563
Staff utilization (c)	67%	69%	65%	68%

EBITDA Results (d):	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$34.6	$31.0	$61.8	$31.5
EBITDA margin	17.3%	16.4%	16.3%	8.7%

Adjusted Results (e):	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted fee revenue	$200.0	$188.8	$379.4	$367.0
Adjusted EBITDA (d)	$36.4	$35.3	$66.4	$65.1
Adjusted EBITDA margin (d)	18.2%	18.7%	17.5%	17.7%

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating consulting services.
(c)	Calculated by dividing the number of hours our full-time Hay Group professional staff record to engagements during the period, by the total available working hours during the same period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Integration/acquisition costs	$2.3	$4.4	$4.9	$8.6
Restructuring (recoveries) charges, net	$(0.5)	$—	$(0.2)	$21.5
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$—	$—	$3.5

Fee revenue was $200.0 million in Q2 FY’18 compared to $188.8 million in Q2 FY’17, an increase of $11.2 million or 5.9% (an increase of $8.9 million or 4.7% on a constant currency basis) compared to Q2 FY’17. The increase in fee revenue was primarily driven by increases in consulting services.

Operating income was $26.4 million in Q2 FY’18 with an operating margin of 13.2% in the current quarter compared to $22.9 million and 12.1%, respectively, in the year-ago quarter. The change in operating income was primarily due to higher fee revenue compared to the year-ago quarter, offset by increases in compensation and benefits expense and general and administrative expenses driven by a 2.5% increase in headcount and the unfavorable impact of foreign exchange rates.

Adjusted EBITDA was $36.4 million in Q2 FY’18 with an Adjusted EBITDA margin of 18.2% compared to $35.3 million and 18.7%, respectively, in the year-ago quarter.

Selected Futurestep Data

(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$66.3	$56.8	$126.9	$111.5
Total revenue	$71.0	$62.0	$136.9	$121.9
Operating income	$9.4	$7.8	$17.6	$15.3
Operating margin	14.2%	13.7%	13.9%	13.7%

Engagements billed (b)	1,228	1,025	1,907	1,595
New engagements (c)	711	559	1,443	1,078

EBITDA Results (d):	Second Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$10.2	$8.5	$19.2	$16.6
EBITDA margin	15.4%	14.9%	15.2%	14.9%

(a)	Numbers may not total due to rounding.
(b)	Represents search engagements billed.
(c)	Represents new search engagements opened in the respective period.
(d)	EBITDA and EBITDA margin are non-GAAP financial measures (see attached reconciliations).

Fee revenue was $66.3 million in Q2 FY’18, an increase of $9.5 million or 16.7% (a $8.6 million or 15.1% increase on a constant currency basis), compared to the year-ago quarter. The higher fee revenue was primarily driven by an increase in recruitment process outsourcing and professional search of $7.3 million and $2.8 million, respectively, in Q2 FY’18 compared to Q2 FY’17.

Operating income was $9.4 million in Q2 FY’18, an increase of $1.6 million compared to Q2 FY’17 operating income of $7.8 million. Operating margin was 14.2% in the current quarter compared to 13.7% in the year-ago quarter. The change in operating income was primarily due to higher fee revenue compared to the year-ago quarter, offset by increases in compensation and benefits expense and general and administrative expenses driven by a 16.1% increase in headcount associated with increased recruitment process outsourcing engagements and higher premise costs and bad debt expense.

EBITDA was $10.2 million during Q2 FY’18, an increase of $1.7 million compared to Q2 FY’17. EBITDA margin was 15.4% in Q2 FY’18 compared to 14.9% in the year-ago quarter.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady and no changes in U.S. tax laws, on a consolidated basis:

◾	Q3 FY’18 fee revenue is expected to be in the range of $406 million and $426 million; and
◾	Q3 FY’18 diluted earnings per share is likely to range between $0.51 to $0.59.

On a consolidated adjusted basis:

◾	Q3 FY’18 adjusted diluted earnings per share is expected to be in the range from $0.54 to $0.62.

	Q3 FY’18 Earnings Per Share Outlook (1)
	Low	High
Consolidated diluted earnings per share	$0.51	$0.59
Retention bonuses	0.04	0.04
Tax rate impact	(0.01)	(0.01)

Consolidated adjusted diluted earnings per share	$0.54	$0.62

(1)	Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent global people and organizational advisory firm. We help leaders, organizations and societies succeed by releasing the full power and potential of people. Our more than 7,000 colleagues deliver services through Executive Search, Hay Group and Futurestep divisions. Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, changes in demand for our services as a result of automation, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses including Legacy Hay, our ability to recognize the anticipated benefits of the acquisition of Legacy Hay which may be affected by, among other things, competition, our ability to grow and manage growth profitability, maintain relationships with customers and suppliers and retain key employees, costs related to the acquisition of Legacy Hay, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, changes in U.S. tax laws, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income attributable to Korn/Ferry International, adjusted to exclude restructuring (recoveries) charges, net, integration/acquisition costs and write-off of debt issuance costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring (recoveries) charges, net, integration/acquisition costs and write-off of debt issuance costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•	constant currency (calculated using a quarterly average) amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring (recoveries) charges, net and integration/acquisition costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition and Adjusted EBITDA margin; and

•	adjusted fee revenue, which includes revenue that Hay Group would have realized over the ensuing year if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges represent 1) costs we incurred to acquire and integrate the Legacy Hay acquisition, 2) charges we incurred to restructure the combined company due to the acquisition of Legacy Hay, 3) debt issuance costs written-off upon replacement of our credit facility and 4) revenue that Hay Group would have realized if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue. As such, reported fee revenue can make fee revenue and operating results appear to fluctuate more than they would if business combination accounting did not require deferred revenue to be written off. Adjusted fee revenue is not a measure that substitutes an individually tailored revenue recognition or measurement method for those of GAAP, rather, it is an adjustment for a short period of time that will provide better comparability in the current and future periods. Management believes the presentation of adjusted fee revenue assists management in its evaluation of ongoing operations and provides useful information to investors because it allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be distorted by write-offs required under business combination accounting and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management no longer has adjusted fee revenue after Q1 FY’17. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency amounts, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended October 31		Six Months Ended October 31
	2017	2016	2017	2016
	(unaudited)
Fee revenue	$443,018	$401,917	$844,272	$777,538
Reimbursed out-of-pocket engagement expenses	12,450	13,037	26,113	30,349

Total revenue	455,468	414,954	870,385	807,887

Compensation and benefits	301,043	270,609	574,997	533,576
General and administrative expenses	58,603	54,134	116,864	109,476
Reimbursed expenses	12,450	13,037	26,113	30,349
Cost of services	19,883	18,874	35,696	35,706
Depreciation and amortization	12,447	11,752	24,656	23,196
Restructuring (recoveries) charges, net	(202)	—	78	24,520

Total operating expenses	404,224	368,406	778,404	756,823

Operating income	51,244	46,548	91,981	51,064
Other income (loss), net	3,626	(879)	7,158	3,380
Interest expense, net	(2,579)	(2,736)	(5,239)	(5,797)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	52,291	42,933	93,900	48,647
Equity in earnings of unconsolidated subsidiaries	60	29	90	108
Income tax provision	15,619	11,906	27,829	13,631

Net income	36,732	31,056	66,161	35,124
Net income attributable to noncontrolling interest	(401)	(904)	(789)	(1,764)

Net income attributable to Korn/Ferry International	$36,331	$30,152	$65,372	$33,360

Earnings per common share attributable to Korn/Ferry International:
Basic	$0.65	$0.53	$1.16	$0.59

Diluted	$0.64	$0.52	$1.15	$0.58

Weighted-average common shares outstanding:
Basic	55,390	56,614	55,592	56,401

Diluted	55,978	56,983	56,252	56,863

Cash dividends declared per share:	$0.10	$0.10	$0.20	$0.20

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended October 31,				Six Months Ended October 31,
	2017		2016	% Change	2017		2016	% Change
Fee Revenue:
Executive search:
North America	$101,544		$92,732	9.5%	$193,377		$174,534	10.8%
EMEA	41,346		34,779	18.9%	81,467		70,149	16.1%
Asia Pacific	25,912		19,470	33.1%	47,490		39,096	21.5%
Latin America	7,964		9,247	(13.9%)	15,623		18,810	(16.9%)

Total executive search	176,766		156,228	13.1%	337,957		302,589	11.7%
Hay Group	199,953		188,842	5.9%	379,406		363,424	4.4%
Futurestep	66,299		56,847	16.6%	126,909		111,525	13.8%

Total fee revenue	443,018		401,917	10.2%	844,272		777,538	8.6%
Reimbursed out-of-pocket engagement expenses	12,450		13,037	(4.5%)	26,113		30,349	(14.0%)

Total revenue	$455,468		$414,954	9.8%	$870,385		$807,887	7.7%

		Margin		Margin		Margin		Margin
Operating Income (Loss):
Executive search:
North America	$22,945	22.6%	$26,272	28.3%	$44,940	23.2%	$42,740	24.5%
EMEA	6,345	15.3%	6,847	19.7%	13,020	16.0%	12,874	18.4%
Asia Pacific	4,381	16.9%	2,028	10.4%	7,522	15.8%	4,130	10.6%
Latin America	1,527	19.2%	2,284	24.7%	2,553	16.3%	4,614	24.5%

Total executive search	35,198	19.9%	37,431	24.0%	68,035	20.1%	64,358	21.3%
Hay Group	26,370	13.2%	22,943	12.1%	45,453	12.0%	15,200	4.2%
Futurestep	9,409	14.2%	7,787	13.7%	17,646	13.9%	15,300	13.7%
Corporate	(19,733)		(21,613)		(39,153)		(43,794)

Total operating income	$51,244	11.6%	$46,548	11.6%	$91,981	10.9%	$51,064	6.6%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	October 31,	April 30,
	2017	2017
	(unaudited)
ASSETS
Cash and cash equivalents	$282,625	$410,882
Marketable securities	13,671	4,363
Receivables due from clients, net of allowance for doubtful accounts of $15,930 and $15,455 at October 31, 2017 and April 30, 2017, respectively	397,374	345,314
Income taxes and other receivables	40,312	31,573
Prepaid expenses and other assets	66,809	51,542

Total current assets	800,791	843,674

Marketable securities, non-current	117,566	115,574
Property and equipment, net	115,090	109,567
Cash surrender value of company owned life insurance policies, net of loans	115,627	113,067
Deferred income taxes	22,167	20,175
Goodwill	581,780	576,865
Intangible assets, net	210,016	217,319
Investments and other assets	99,064	66,657

Total assets	$2,062,101	$2,062,898

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$34,645	$37,481
Income taxes payable	14,687	4,526
Compensation and benefits payable	191,512	248,354
Term loan	21,473	19,754
Other accrued liabilities	150,855	148,464

Total current liabilities	413,172	458,579

Deferred compensation and other retirement plans	222,755	219,905
Term loan, non-current	224,626	236,222
Deferred tax liabilities	16,807	7,014
Other liabilities	50,018	54,130

Total liabilities	927,378	975,850

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 71,529 and 70,811 shares issued and 56,511 and 56,938 shares outstanding at October 31, 2017 and April 30, 2017, respectively	674,105	692,527
Retained earnings	515,811	461,976
Accumulated other comprehensive loss, net	(57,902)	(71,064)

Total Korn/Ferry International stockholders’ equity	1,132,014	1,083,439
Noncontrolling interest	2,709	3,609

Total stockholders’ equity	1,134,723	1,087,048

Total liabilities and stockholders’ equity	$2,062,101	$2,062,898

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
	(unaudited)
Fee revenue	$443,018	$401,917	$844,272	$777,538
Deferred revenue adjustment due to acquisition (1)	—	—	—	3,535

Adjusted fee revenue	$443,018	$401,917	$844,272	$781,073

Operating income	$51,244	$46,548	$91,981	$51,064
Depreciation and amortization	12,447	11,752	24,656	23,196
Other income (loss), net	3,626	(879)	7,158	3,380
Equity in earnings of unconsolidated subsidiaries, net	60	29	90	108

EBITDA	67,377	57,450	123,885	77,748
Deferred revenue adjustment due to acquisition (1)	—	—	—	3,535
Restructuring (recoveries) charges, net (2)	(202)	—	78	24,520
Integration/acquisition costs (3)	2,393	5,820	4,981	13,847

Adjusted EBITDA	$69,568	$63,270	$128,944	$119,650

Operating margin	11.6%	11.6%	10.9%	6.6%
Depreciation and amortization	2.8%	2.9%	2.9%	3.0%
Other income (loss), net	0.8%	(0.2%)	0.9%	0.4%
Equity in earnings of unconsolidated subsidiaries, net	—	—	—	—

EBITDA margin	15.2%	14.3%	14.7%	10.0%
Deferred revenue adjustment due to acquisition (1)	—	—	—	0.4%
Restructuring (recoveries) charges, net (2)	—	—	—	3.1%
Integration/acquisition costs (3)	0.5%	1.4%	0.6%	1.8%

Adjusted EBITDA margin	15.7%	15.7%	15.3%	15.3%

Net income attributable to Korn/Ferry International	$36,331	$30,152	$65,372	$33,360
Deferred revenue adjustment due to acquisition (1)	—	—	—	3,535
Restructuring (recoveries) charges, net (2)	(202)	—	78	24,520
Integration/acquisition costs (3)	2,393	5,820	4,981	13,847
Write-off of debt issuance costs (4)	—	—	—	954
Tax effect on the above items (5)	(681)	(1,916)	(1,405)	(12,634)

Adjusted net income attributable to Korn/Ferry International	$37,841	$34,056	$69,026	$63,582

Basic earnings per common share	$0.65	$0.53	$1.16	$0.59
Deferred revenue adjustment due to acquisition (1)	—	—	—	0.06
Restructuring (recoveries) charges, net (2)	—	—	—	0.43
Integration/acquisition costs (3)	0.04	0.10	0.10	0.25
Write-off of debt issuance costs (4)	—	—	—	0.02
Tax effect on the above items (5)	(0.01)	(0.03)	(0.03)	(0.23)

Adjusted basic earnings per share	$0.68	$0.60	$1.23	$1.12

Diluted earnings per common share	$0.64	$0.52	$1.15	$0.58
Deferred revenue adjustment due to acquisition (1)	—	—	—	0.06
Restructuring (recoveries) charges, net (2)	—	—	—	0.43
Integration/acquisition costs (3)	0.04	0.10	0.09	0.24
Write-off of debt issuance costs (4)	—	—	—	0.02
Tax effect on the above items (5)	(0.01)	(0.03)	(0.03)	(0.22)

Adjusted diluted earnings per share	$0.67	$0.59	$1.21	$1.11

Explanation of Non-GAAP Adjustments

(1)	This represents the deferred revenue recorded on the opening balance sheet of Hay Group, required by fair value accounting. The adjustment is included in the Hay Group segment for the six months ended October 31, 2016. Management has no longer adjusted fee revenue after Q1 FY’17.
(2)	Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to the acquisition of Legacy Hay on December 1, 2015.
(3)	Costs associated with completing the acquisition of Legacy Hay, such as legal and professional fees, and the on-going integration expenses to combine the companies.
(4)	Write-off of debt issuance costs as a result of replacing our prior Credit Agreement with a new senior secured Credit Agreement.
(5)	Tax effect on deferred revenue adjustment associated with the acquisition of Legacy Hay, restructuring (recoveries) charges, net, integration/acquisition costs and write-off of debt issuance cost.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended October 31, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$101,544	$41,346	$25,912	$7,964	$176,766	$199,953	$66,299	$—	$443,018
Total revenue	$104,329	$42,073	$26,187	$7,994	$180,583	$203,836	$71,049	$—	$455,468
Net income attributable to Korn/Ferry International									$36,331
Net income attributable to noncontrolling interest									401
Other income, net									(3,626)
Interest expense, net									2,579
Equity in earnings of unconsolidated subsidiaries, net									(60)
Income tax provision									15,619

Operating income (loss)	$22,945	$6,345	$4,381	$1,527	$35,198	$26,370	$9,409	$(19,733)	51,244
Depreciation and amortization	984	459	371	111	1,925	8,143	784	1,595	12,447
Other income, net	290	43	94	39	466	57	—	3,103	3,626
Equity in earnings of unconsolidated subsidiaries, net	60	—	—	—	60	—	—	—	60

EBITDA	24,279	6,847	4,846	1,677	37,649	34,570	10,193	(15,035)	67,377

EBITDA margin	23.9%	16.6%	18.7%	21.1%	21.3%	17.3%	15.4%		15.2%
Restructuring (recoveries) charges, net	—	—	273	—	273	(481)	6	—	(202)
Integration/acquisition costs	—	—	—	—	—	2,313	—	80	2,393

Adjusted EBITDA	$24,279	$6,847	$5,119	$1,677	$37,922	$36,402	$10,199	$(14,955)	$69,568

Adjusted EBITDA margin	23.9%	16.6%	19.8%	21.1%	21.5%	18.2%	15.4%		15.7%

	Three Months Ended October 31, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$92,732	$34,779	$19,470	$9,247	$156,228	$188,842	$56,847	$—	$401,917
Total revenue	$95,902	$35,507	$19,929	$9,296	$160,634	$192,352	$61,968	$—	$414,954
Net income attributable to Korn/Ferry International									$30,152
Net income attributable to noncontrolling interest									904
Other loss, net									879
Interest expense, net									2,736
Equity in earnings of unconsolidated subsidiaries, net									(29)
Income tax provision									11,906

Operating income (loss)	$26,272	$6,847	$2,028	$2,284	$37,431	$22,943	$7,787	$(21,613)	46,548
Depreciation and amortization	990	229	264	174	1,657	8,025	669	1,401	11,752
Other (loss) income, net	(92)	(80)	24	24	(124)	(11)	—	(744)	(879)
Equity in earnings of unconsolidated subsidiaries, net	29	—	—	—	29	—	—	—	29

EBITDA	27,199	6,996	2,316	2,482	38,993	30,957	8,456	(20,956)	57,450

EBITDA margin	29.3%	20.1%	11.9%	26.8%	25.0%	16.4%	14.9%		14.3%
Integration/acquisition costs	—	—	—	—	—	4,365	—	1,455	5,820

Adjusted EBITDA	$27,199	$6,996	$2,316	$2,482	$38,993	$35,322	$8,456	$(19,501)	$63,270

Adjusted EBITDA margin	29.3%	20.1%	11.9%	26.8%	25.0%	18.7%	14.9%		15.7%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Six Months Ended October 31, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$193,377	$81,467	$47,490	$15,623	$337,957	$379,406	$126,909	$—	$844,272
Total revenue	$199,534	$83,131	$48,067	$15,658	$346,390	$387,132	$136,863	$—	$870,385
Net income attributable to Korn/Ferry International									$65,372
Net income attributable to noncontrolling interest									789
Other income, net									(7,158)
Interest expense, net									5,239
Equity in earnings of unconsolidated subsidiaries, net									(90)
Income tax provision									27,829

Operating income (loss)	$44,940	$13,020	$7,522	$2,553	$68,035	$45,453	$17,646	$(39,153)	91,981
Depreciation and amortization	1,933	887	691	218	3,729	16,228	1,580	3,119	24,656
Other income, net	572	99	199	59	929	89	8	6,132	7,158
Equity in earnings of unconsolidated subsidiaries, net	90	—	—	—	90	—	—	—	90

EBITDA	47,535	14,006	8,412	2,830	72,783	61,770	19,234	(29,902)	123,885

EBITDA margin	24.6%	17.2%	17.7%	18.1%	21.5%	16.3%	15.2%		14.7%
Restructuring (recoveries) charges, net	—	—	313	—	313	(241)	6	—	78
Integration/acquisition costs	—	—	—	—	—	4,862	—	119	4,981

Adjusted EBITDA	$47,535	$14,006	$8,725	$2,830	$73,096	$66,391	$19,240	$(29,783)	$128,944

Adjusted EBITDA margin	24.6%	17.2%	18.4%	18.1%	21.6%	17.5%	15.2%		15.3%

	Six Months Ended October 31, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$174,534	$70,149	$39,096	$18,810	$302,589	$363,424	$111,525	$—	$777,538
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted fee revenue	$174,534	$70,149	$39,096	$18,810	$302,589	$366,959	$111,525	$—	$781,073

Total revenue	$181,327	$71,756	$40,109	$18,910	$312,102	$373,860	$121,925	$—	$807,887
Net income attributable to Korn/Ferry International									$33,360
Net income attributable to noncontrolling interest									1,764
Other income, net									(3,380)
Interest expense, net									5,797
Equity in earnings of unconsolidated subsidiaries, net									(108)
Income tax provision									13,631

Operating income (loss)	$42,740	$12,874	$4,130	$4,614	$64,358	$15,200	$15,300	$(43,794)	51,064
Depreciation and amortization	1,820	440	489	288	3,037	16,041	1,292	2,826	23,196
Other income (loss), net	196	(56)	111	97	348	224	(2)	2,810	3,380
Equity in earnings of unconsolidated subsidiaries, net	108	—	—	—	108	—	—	—	108

EBITDA	44,864	13,258	4,730	4,999	67,851	31,465	16,590	(38,158)	77,748

EBITDA margin	25.7%	18.9%	12.1%	26.6%	22.4%	8.7%	14.9%		10.0%
Restructuring charges, net	1,706	128	622	360	2,816	21,488	—	216	24,520
Integration/acquisition costs	—	—	—	—	—	8,629	—	5,218	13,847
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted EBITDA	$46,570	$13,386	$5,352	$5,359	$70,667	$65,117	$16,590	$(32,724)	$119,650

Adjusted EBITDA margin	26.7%	19.1%	13.7%	28.5%	23.4%	17.7%	14.9%		15.3%